“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

SECURED NOTE

Principal Amount: $300,000.00 Issue Date: December      , 2008

FOR VALUE RECEIVED, STEM CELL INNOVATIONS, INC., a Delaware corporation (hereinafter called “Borrower”), hereby promises to pay to ALPHA CAPITAL ANSTALT, Pradfant 7, 9490 Furstentums, Vaduz, Lichtenstein, Fax: 011-42-32323196 (the “Holder”), without demand, the principal sum of Three Hundred Thousand Dollars ($300,000) (“Principal Amount”) or so much thereof as shall be advanced by Holder to Borrower pursuant to this Note (each such advance a “Loan” and all advances collectively the “Loans”), with unpaid interest thereon, on December      , 2009 (the “Maturity Date”), if not paid sooner.

This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder of promissory notes dated of even date herewith (the “Subscription Agreement”). Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1 Interest.

(a) Rate of Interest. Except as otherwise provided herein, each Loan under this Note shall bear interest on the outstanding principal amount thereof, for each day from and including the day the proceeds of each Loan, respectively, are paid to or as directed by the Borrower, but excluding the date the principal amount thereof shall be paid in full, at a rate equal to fifteen percent (15%) per annum. The aggregate amount of accrued interest on each Loan under this Note, net of the Initial Interest Payment to the extent such Initial Interest Payment shall have been previously paid to Holder, shall be payable on the Maturity Date, as set forth below.

(b) Computation of Interest. Interest in respect of this Note shall be calculated on the basis of a 360-day year for the actual days elapsed for each Loan, respectively, the aggregate amount of which shall be the accrued interest due under this Note. Each determination of an interest rate or fee by the Holder pursuant to any provision of this Note shall be conclusive and binding on the Borrower in the absence of manifest error.

1.2 Default Interest Rate. The Borrower shall not have any grace period to pay any monetary amounts due under this Note. After the Maturity Date, accelerated or otherwise, and during the pendency of an Event of Default (as defined in Article III) a default interest rate of eighteen percent (18%) per annum shall apply to the amounts owed hereunder.

ARTICLE II

PREPAYMENT AND EXTENSION

2.1. Prepayment. This Note may be paid prior to the Maturity Date, without penalty, upon three days written notice to Holder. Interest shall accrue through the actual payment date.

2.2. Loan Procedures.

(a) Drawing Notice. Borrower will give notice to Holder of its request that a Loan be made to it hereunder before 11:00 A.M., New York City time, at least one (1) Business Day prior to the date that the Loan is requested to be made, by delivering a notice to the Holder in a form substantially similar to Exhibit A hereto (“Drawing Notice”), such notice to specify: (i) the principal amount of the Loan in U.S. dollars (which will be a minimum of $50,000); (ii) the account to which the Loan proceeds are to be paid; and (iii) that no default and/or Event of Default or an event which with the passage of time or the giving of notice would be an Event of Default has occurred or is continuing on such date or after giving effect to the making of the Loan requested to be made on such date. Borrower may not deliver more than four (4) Drawing Notices.

(b) This Note evidences Loans made by Holder to Borrower, from time to time. The unpaid principal balance of this Note at any time shall be the aggregate principal amount of the Loans made by Holder to Borrower, less the total amount of principal payments made hereon by Borrower. The date and amount of each such Loan and each payment on account of principal thereof may be endorsed by Holder on the grid attached to and made a part of this Note, and when so endorsed shall represent evidence thereof binding upon Borrower in the absence of manifest error. Any failure by Holder to so endorse shall in no way mitigate or discharge the obligation of Borrower to repay any Loans actually made.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and accrued interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any principal, interest or other sum due under this Note when due.

3.2 Breach of Covenant. The Borrower breaches any material covenant or other material term or condition of the Subscription Agreement or this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in any Transaction Document, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made and as of the Closing Date.

3.4 Liquidation. Any dissolution, liquidation or winding up of Borrower or any substantial portion of its business.

3.5 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due.

3.6 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.7 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.8 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any subsidiary of Borrower or any of their property or other assets for more than $100,000.

3.9 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower.

3.10 Delisting. Failure of the Borrower’s Common Stock to be listed for trading or quotation on a Principal Market for ten (10) or more consecutive days.

3.11 Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $100,000 after the due date and any applicable cure period.

3.12 Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension with respect to the Borrower’s Common Stock that lasts for ten (10) or more consecutive trading days.

3.13 Chassman Loan. The failure by Margie Chassman to loan to Borrower an amount equal to not less than $50,000 on or before thirty-five (35) days after the Closing Date with proof of receipt of such loan funds required to be provided in a written statement executed by the Company’s Chief Financial Officer.

3.13 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period which such default has a Material Adverse Effect, except for late payments to telecommunication providers.

3.14 Other Note Default. The occurrence of any Event of Default under any Other Note.

ARTICLE IV

SECURITY INTEREST

4. Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement, as delivered by Borrower to Holder. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Borrower and Holder are parties (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

ARTICLE V

MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Stem Cell Innovations, Inc., Stem Cell Innovations, Inc., 11222 Richmond Avenue, Suite 180, Houston, TX 77082, Attn: Larry Gordon, Fax: (281) 679-7910, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

5.3 Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign its obligations under this Note.

5.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

5.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the      day of December, 2008.

STEM CELL INNOVATIONS, INC.

By:
Name:
Title:

WITNESS:

LOANS AND PAYMENTS OF PRINCIPAL

Date	Loan No.	Amount of Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation Made By

EXHIBIT A

DRAWING NOTICE

Date:

ALPHA CAPITAL ANSTALT
Pradfant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196

Attention:

We hereby refer you to the Promissory Note dated December      , 2008 (as amended, modified, supplemented and/or restated from time to time, the “Note”) in the original principal amount of $300,000,000, or such lesser amount as shall equal the outstanding principal amount thereof, issued by Stem Cell Innovations, Inc. (“Borrower”) to Alpha Capital Anstalt (“Holder”).

We hereby request that Holder make a Loan to Borrower in the following amount pursuant to the wire transfer instructions set forth below. We hereby confirm that (a) we accept all of the terms and conditions set forth in the Note, and (b) there is no default and/or Event of Default that has occurred and is continuing on the date hereof or after giving effect to the making of the Loan requested to be pursuant hereto.

Amount of Loan: US$

Wire Transfer Instructions:

Very truly yours,

STEM CELL INNOVATIONS, INC.

By:
Name:
Title: